Exhibit 99.1

Brightcove Announces Financial Results for Second Quarter Fiscal Year 2024

BOSTON, MA (August 7, 2024) – Brightcove Inc. (Nasdaq: BCOV), the world’s most trusted streaming technology company, today announced financial results for the second quarter ended June 30, 2024.

“We are pleased to have exceeded expectations and the high-end of our guidance range on both Revenue and Adjusted EBITDA, while generating meaningful cash flow. We are delivering on our commitments to grow EBITDA substantially and generate significant free cash flow this year, all while investing in our key strategic priorities that we expect will return the business to consistent revenue growth,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

Second Quarter 2024 Financial Highlights:

•

Revenue for the second quarter of 2024 was $49.2 million, a decrease of 3% compared to $51.0 million for the second quarter of 2023. Subscription and support revenue was $47.4 million, a decrease of 3% compared to $49.0 million for the second quarter of 2023.

•

Gross profit for the second quarter of 2024 was $29.8 million, representing a gross margin of 61% compared to gross profit of $32.5 million, representing a gross margin of 64% for the second quarter of 2023. Non-GAAP gross profit for the second quarter of 2024 was $30.6 million, representing a non-GAAP gross margin of 62%, compared to non-GAAP gross profit of $33.4 million, representing a non-GAAP gross margin of 66% for the second quarter of 2023. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense, the amortization of acquired intangible assets and restructuring expense.

•

Income (loss) from operations was ($5.0) million for the second quarter of 2024, compared to ($6.3) million for the second quarter of 2023. Non-GAAP operating loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense, restructuring expense, and gain on sale of assets, was ($477,000) for the second quarter of 2024, compared to non-GAAP operating income of $537,000 during the second quarter of 2023.

•

Net income (loss) was ($5.2) million, or ($0.12) per diluted share, for the second quarter of 2024. This compares to ($6.2) million, or ($0.14) per diluted share, for the second quarter of 2023. Non-GAAP net loss, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense, restructuring expense, and gain on sale of assets, was ($685,000) for the second quarter of 2024, or ($0.02) per diluted share, compared to non-GAAP net income of $642,000 for the second quarter of 2023, or $0.01 per diluted share.

•

Adjusted EBITDA was $3.8 million for the second quarter of 2024, representing an adjusted EBITDA margin of 8% compared to adjusted EBITDA of $3.6 million for the second quarter of 2023. Adjusted EBITDA excludes stock-based compensation expense, depreciation and amortization, merger-related expense, restructuring expense, gain on sales of assets, other income/expense and provision for income taxes.

•	Cash flow provided by operations was $4.0 million for the second quarter of 2024, compared to cash flow provided by operations of $10.8 million for the second quarter of 2023.

•

Free cash flow was $1.8 million after the Company invested $2.2 million in capital expenditures and capitalization of internal-use software during the second quarter of 2024. Free cash flow was $7.1 million for the second quarter of 2023.

•	Cash and cash equivalents were $24.2 million as of June 30, 2024 compared to $18.6 million on December 31, 2023.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Second Quarter and Recent Highlights/Updates:

•

Announced agreement with JCOM Co., LTD. (J:COM), Japan’s largest cable TV company, to power their new streaming service Ikimono Watch (“Animal Watch”), which plans to broadcast content from across Japan’s zoos and aquariums. The service utilizes Brightcove’s Android SDK for app development, Video Cloud for secure content storage, and API integration for efficient content management and delivery, showcasing Brightcove’s ability to provide comprehensive streaming solutions for major media companies.

•

Announced agreement with FrightPix, a new free ad-supported video-on-demand (AVOD) service for horror, thriller, and true crime content. FrightPix will utilize Brightcove’s video-cloud streaming platform to deliver high-quality, seamless viewing experiences across devices, leveraging Brightcove’s global scalability, robust analytics, and industry-leading technology to optimize content delivery and monetization strategies.

•

Announced agreement with Sunn Stream, a streaming service offering family-friendly movies, music and educational content, to power their content distribution. Leveraging Brightcove’s industry-leading video-cloud streaming platform, Sunn Stream will deliver a seamless, curated experience across all devices, benefiting from unparalleled video quality, global scalability, and robust analytics to support their growth and enhance user engagement.

•

Signed new, renewed or expanded the relationship with a diverse set of notable customers in the second quarter. This included a multi-year, near seven-figure annual new customer deal with a North American television network in addition to deals with other media companies such as Seven West Media (Seven Network) and Virgin Media Television (TV3 Television Network Limited), sports organizations like All England Lawn Tennis Club Championships (Wimbledon), RayCom Sports (ACC), and Formula E, and more across the technology, real estate, retail, hospitality, and finance verticals such as Advanced Micro Devices, Broadcom, Marriott, McKinsey, Nestlé, Palo Alto Networks, ServiceNow, and a new sales use case expansion with a major, global real estate services company.

•	We expect to announce our broad capability AI suite later in Q3 and are in process with over a dozen customers on piloting its capabilities.

•

Recognized as a “Leader” for the third consecutive year by the “Aragon Research Globe for Enterprise Video, 2024” report. The company was acknowledged for its market solutions and industry-leading video streaming offerings, supporting customers in creating, managing, and distributing video content.

•

12-month Backlog (which we define as the aggregate amount of committed subscription revenue related to future performance obligations in the next 12 months) was $123.3 million, a 1% decrease year-over-year from $124.8 million at the end of the second quarter 2023. Total backlog was $182.2 million, a 3% increase year-over-year from $176.7 million at the end of the second quarter 2023. Greater than 12-month backlog hit an all-time high of $59.0 million, up 14% year-over-year.

•

Average annual subscription revenue per premium customer hit an all-time record of $99,000 in the second quarter of 2024, excluding starter edition customers who had average annualized revenue of $4,800 per customer. The average annual subscription revenue per premium customer increased 4% year-over-year compared to $94,800 in the second quarter of 2023.

•	Ended the second quarter of 2024 with 2,444 customers, of which 1,958 were premium.

Business Outlook:

Based on information as of today, August 7, 2024, the Company is issuing the following business updates and financial guidance.

Third Quarter 2024 Guidance:

•	Revenue is expected to be in the range of $48.0 million to $49.0 million, including approximately $1.8 million of professional services revenue and $0.8 million of overages.

•

Non-GAAP income (loss) from operations is expected to be in the range of ($2.0) million to ($1.0) million, which excludes stock-based compensation of approximately $2.9 million and the amortization of acquired intangible assets of approximately $0.9 million.

•

Adjusted EBITDA is expected to be in the range of $2.5 million to $3.5 million, which excludes stock-based compensation of approximately $2.9 million, depreciation and amortization of $5.1 million (including amortization of acquired intangible assets of approximately $0.9 million), and other (income) expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income (loss) per diluted share is expected to be ($0.05) to ($0.03), which excludes stock-based compensation of approximately $2.9 million, the amortization of acquired intangible assets of approximately $0.9 million, and assumes approximately 45.0 million weighted-average shares outstanding.

Full Year 2024 Guidance:

•

Revenue is expected to be in the range of $195.5 million to $198.0 million, an increase from our previous guidance of $195.0 million to 198.0 million, including approximately $8.0 million of professional services revenue and approximately $4.0 million of overages.

•

Non-GAAP income (loss) from operations is expected to be in the range of ($2.5) million to ($1.0) million, an increase from our previous guidance of ($3.0) million to ($1.0) million, which excludes stock-based compensation of approximately $11.0 million, the amortization of acquired intangible assets of approximately $3.7 million, restructuring and other expenses of $2.3 million, and gain on sale of assets of $6.0 million.

•

Adjusted EBITDA is expected to be in the range of $14.5 million to $16.0 million, an increase from our previous guidance of $14.0 million to $16.0 million, which excludes stock-based compensation of approximately $11.0 million, depreciation and amortization of $20.3 million (including amortization of acquired intangible assets of approximately $3.7 million), restructuring and other expenses of $2.3 million, gain on sale of assets of $6.0 million, and other (income) expense and the provision for income taxes of approximately $1.3 million.

•

Non-GAAP net income (loss) per diluted share is expected to be ($0.08) to ($0.05), an increase from our previous guidance of ($0.10) to ($0.05), which excludes stock-based compensation of approximately $11.0 million, the amortization of acquired intangible assets of approximately $3.7 million, restructuring and other expenses of $2.3 million, gain on sale of assets of $6.0 million, and assumes approximately 44.7 million weighted-average shares outstanding.

Earnings Stream Information:

Brightcove earnings will be streamed on August 7, 2024, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the live stream, visit the “Investors” page of the Company’s website, http://investor.brightcove.com. Once the live stream concludes, an on-demand recording will be available on Brightcove’s Investor page for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure streaming technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 60 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on LinkedIn, X, Facebook, Instagram, Threads, and YouTube. Visit Brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the third fiscal quarter and full year 2024, our growth strategy and strategic priorities, and expected customer uses of and benefits from our products. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “builds,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of macro-economic conditions currently affecting the global economy; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; our restructuring efforts, including risks that the related costs and charges may be greater than anticipated and that the restructuring efforts may not generate their intended benefits, may adversely affect the Company’s internal programs and the Company’s ability to recruit and train skilled and motivated personnel, and may be distracting to employees and management; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and similar disclosures in our subsequent filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA, non-GAAP diluted net income (loss) per share, and revenue and adjusted EBITDA on a constant currency basis. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expense, gain on sales of assets, and restructuring expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation and amortization expense, including the amortization of acquired intangible assets, stock-based compensation expense, merger-related expense, gain on sales of assets, and restructuring expense. Merger-related expenses include fees incurred in connection with an acquisition and restructuring expenses include primarily cash severance costs. Revenue and adjusted EBITDA on a constant currency basis reflect our revenues and adjusted EBITDA using exchange rates used for Brightcove’s Fiscal Year 2024 outlook on Brightcove’s press release on February 22, 2024. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

Media:

Brightcove

Sara Griggs, 929-888-4866

sgriggs@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$24,170	$18,615
Accounts receivable, net of allowance	28,207	33,451
Prepaid expenses and other current assets	19,780	18,333

Total current assets	72,157	70,399
Property and equipment, net	38,882	42,476
Operating lease right-of-use asset	17,896	16,233
Intangible assets, net	4,524	6,368
Goodwill	74,859	74,859
Other assets	4,719	5,772

Total assets	$213,037	$216,107

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,492	$14,422
Accrued expenses	19,918	17,566
Operating lease liability	4,261	4,486
Deferred revenue	68,255	68,155

Total current liabilities	98,926	104,629
Operating lease liability, net of current portion	18,983	17,358
Other liabilities	192	207

Total liabilities	118,101	122,194
Stockholders’ equity:
Common stock	45	44
Additional paid-in capital	334,269	328,918
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(1,894)	(1,236)
Accumulated deficit	(236,613)	(232,942)

Total stockholders’ equity	94,936	93,913

Total liabilities and stockholders’ equity	$213,037	$216,107

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Subscription and support revenue	$47,397	$49,013	$95,366	$96,115
Professional services and other revenue	1,850	1,975	4,362	3,936

Total revenue	49,247	50,988	99,728	100,051
Cost of revenue: (1) (2)
Cost of subscription and support revenue	17,277	16,603	34,084	34,868
Cost of professional services and other revenue	2,130	1,898	4,945	3,900

Total cost of revenue	19,407	18,501	39,029	38,768

Gross profit	29,840	32,487	60,699	61,283

Operating expenses: (1) (2)
Research and development	8,975	10,345	17,824	20,211
Sales and marketing	17,080	19,034	33,534	38,499
General and administrative	8,822	9,405	18,366	19,469
Merger-related	—	45	—	190
Gain on sale of assets	—	—	(6,000)	—

Total operating expenses	34,877	38,829	63,724	78,369

Loss from operations	(5,037)	(6,342)	(3,025)	(17,086)
Other income (expense), net	49	422	11	(121)

Loss before income taxes	(4,988)	(5,920)	(3,014)	(17,207)
Provision for income taxes	257	317	657	744

Net loss	$(5,245)	$(6,237)	$(3,671)	$(17,951)

Net loss per share—basic and diluted
Basic	$(0.12)	$(0.14)	$(0.08)	$(0.42)
Diluted	(0.12)	(0.14)	(0.08)	(0.42)

Weighted-average shares—basic and diluted
Basic	44,731	43,059	44,357	42,795
Diluted	44,731	43,059	44,357	42,795
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$122	$129	$228	$267
Cost of professional services and other revenue	71	92	111	192
Research and development	476	551	791	1,239
Sales and marketing	1,183	931	1,537	2,100
General and administrative	1,307	1,784	2,705	3,232
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$520	$601	$1,040	$1,202
Sales and marketing	402	417	804	833

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Operating activities	2024	2023	2024	2023
Net loss	$(5,245)	$(6,237)	$(3,671)	$(17,951)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,167	4,059	10,084	8,008
Stock-based compensation	3,159	3,487	5,372	7,030
Provision for reserves on accounts receivable	65	155	(16)	222
Gain on sale of assets	—	—	(6,000)	—
Changes in assets and liabilities:
Accounts receivable	6,887	10,494	5,087	(4,219)
Prepaid expenses and other current assets	(137)	(896)	(1,035)	(1,882)
Other assets	505	488	970	802
Accounts payable	(3,653)	2,420	(7,531)	3,376
Accrued expenses	711	(1,475)	2,438	(5,474)
Operating leases	(132)	(93)	(262)	(174)
Deferred revenue	(3,306)	(1,592)	612	8,440

Net cash provided by (used in) operating activities	4,021	10,810	6,048	(1,822)

Investing activities
Gain on sale of patents	—	—	6,000	—
Purchases of property and equipment, net of returns	(340)	(376)	(1,157)	(1,328)
Capitalization of internal-use software costs	(1,847)	(3,303)	(4,029)	(7,233)

Net cash provided by (used in) investing activities	(2,187)	(3,679)	814	(8,561)

Financing activities
Deferred acquisition payments	—	—	—	(1,700)
Other financing activities	—	(31)	(239)	(256)
Net cash used in financing activities	—	(31)	(239)	(1,956)

Effect of exchange rate changes on cash and cash equivalents	(533)	(485)	(1,068)	(462)

Net increase (decrease) in cash and cash equivalents	1,301	6,615	5,555	(12,801)
Cash and cash equivalents at beginning of period	22,869	12,478	18,615	31,894

Cash and cash equivalents at end of period	$24,170	$19,093	$24,170	$19,093

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss (Income) From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP (Loss) Income From Operations, Non-GAAP Net (Loss) Income and Non-GAAP Net (Loss) Income Per Share

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GROSS PROFIT:
GAAP gross profit	$29,840	$32,487	$60,699	$61,283
Stock-based compensation expense	193	221	339	459
Amortization of acquired intangible assets	520	601	1,040	1,202
Restructuring expense	21	98	193	98

Non-GAAP gross profit	$30,574	$33,407	$62,271	$63,042

GAAP gross profit as a percentage of revenue	61%	64%	61%	61%
Stock-based compensation expense	0.4%	0.4%	0.3%	0.5%
Amortization of acquired intangible assets	1.1%	1.2%	1.0%	1.2%
Restructuring expense	0.0%	0.2%	0.2%	0.1%

Non-GAAP gross profit as a percentage of revenue	62%	66%	62%	63%

(LOSS) INCOME FROM OPERATIONS:
GAAP loss from operations	$(5,037)	$(6,342)	$(3,025)	$(17,086)
Stock-based compensation expense	3,159	3,487	5,372	7,030
Amortization of acquired intangible assets	922	1,018	1,844	2,035
Merger-related expense	—	45	—	190
Restructuring expense	479	2,329	2,316	2,756
Gain on sale of assets	—	—	(6,000)	—

Non-GAAP (loss) income from operations	$(477)	$537	$507	$(5,075)

NET (LOSS) INCOME:
GAAP net loss	$(5,245)	$(6,237)	$(3,671)	$(17,951)
Stock-based compensation expense	3,159	3,487	5,372	7,030
Amortization of acquired intangible assets	922	1,018	1,844	2,035
Merger-related expense	—	45	—	190
Restructuring expense	479	2,329	2,316	2,756
Gain on sale of assets	—	—	(6,000)	—

Non-GAAP net (loss) income	$(685)	$642	$(139)	$(5,940)

GAAP diluted net loss per share	$(0.12)	$(0.14)	$(0.08)	$(0.42)

Non-GAAP diluted net (loss) income per share	$(0.02)	$0.01	$(0.00)	$(0.14)

Shares used in computing GAAP diluted net loss per share	44,731	43,059	44,357	42,795
Shares used in computing Non-GAAP diluted net income per share	44,731	43,149	44,357	42,795

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net loss	$(5,245)	$(6,237)	$(3,671)	$(17,951)
Stock-based compensation expense	3,159	3,487	5,372	7,030
Depreciation and amortization	5,167	4,059	10,084	8,008
Merger-related expense	—	45	—	190
Restructuring expense	479	2,329	2,316	2,756
Gain on sale of assets	—	—	(6,000)	—
Other (income) expense, net	(49)	(422)	(11)	121
Provision for income taxes	257	317	657	744

Adjusted EBITDA	$3,768	$3,578	$8,747	$898

Brightcove Inc.

Reconciliation of Revenue on a Constant Currency Basis and Calculation of Adjusted EBITDA on a Constant Currency Basis

(in thousands)

	Three Months Ended June 30,	Six Months Ended June 30,
	2024	2024
Total revenue	$49,247	$99,728
Constant currency adjustment	459	679

Total revenue on a constant currency basis	$49,706	$100,407

	Six Months Ended June 30,	Six Months Ended June 30,
	2024	2024
Adjusted EBITDA	$3,768	$8,747
Constant currency adjustment	258	358

Adjusted EBITDA on a constant currency basis	$4,026	$9,105